EXHIBIT 3.21

                          CERTIFICATE OF INCORPORATION

                                       OF

                          THE HEINZ VENTURE GROUP, LTD.

                                    * * * * *

            1. The name of the corporation is The Heinz Venture Group, Ltd.

            2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000,00).

            5. The name and mailing address of each incorporation is as follows:
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            NAME             MAILING ADDRESS
            ----             ---------------

            S. J. Queppet    The Corporation Trust Company
                             1209 Orange Street
                             Wilmington, DE  19801

            L. J. Vitalo     The Corporation Trust Company
                             1209 Orange Street
                             Wilmington, DE  19801

            E. A. Jensen     The Corporation Trust Company
                             1209 Orange Street
                             Wilmington, DE  19801

            6. The corporation is to have perpetual existence.

            7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

            8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

            Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

            9. A director of the corporation shall not be personally liable to the corporation or its stockholders for

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monetary damages for breach of fiduciary duty as a director except for liability
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

            WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 25th day of October, 1989.

                                        /s/ S.J. Queppet
                                        ----------------
                                                   S. J. Queppet


                                        /s/ L.J. Vitalo
                                        ---------------
                                                   L. J. Vitalo


                                        /s/ E.A. Jensen
                                        ---------------
                                                   E. A. Jensen
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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                          THE HEINZ VENTURE GROUP, LED.

            IT IS HEREBY CERTIFIED THAT:

            1. THE NAME OF THE CORPORATION (HEREINAFTER CALLED THE "CORPORATION") IS THE HEINZ VENTURE GROUP, LTD.

            2. THE CERTIFICATE OF INCORPORATION OF THE CORPORATION IS HEREBY AMENDED BY STRIKING OUT ARTICLE FIRST THEREOF AND BY SUBSTITUTING IN LIEU OF SAID ARTICLE THE FOLLOWING NEW ARTICLE:

            FIRST: THE NAME OF THE CORPORATION (HEREINAFTER CALLED THE "CORPORATION") IS WEIGHT WATCHERS NORTH AMERICA, INC.

            3. THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION HEREIN CERTIFIED HAS BEEN DULY ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 228 AND 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

SIGNED AND ATTESTED TO ON APRIL 6, 1992.


                                        /s/ Lelio Parducci
                                        ------------------
                                        Lelio Parducci, PRESIDENT


ATTEST:

/s/ Hayden Davis
----------------
Hayden Davis, SECRETARY